EXHIBIT 10.1

         AGREEMENT WITH REGENCY CAPITAL PARTNERS DATED OCTOBER 1, 2004,
                          AS AMENDED NOVEMBER 2, 2004

                        REGENCY CAPITAL PARTNERS, L.L.C.
                                 20 LOWER DRIVE
                          MILL VALLEY, CALIFORNIA 94941
                                  415/381-8836


October 1, 2004


Mr. Nicholas R. Miller
President, Chief Executive Officer and Founder
Cirond Corporation
1999 South Vascom Avenue
Suite 700
Campbell, CA 95008


Dear Nick:

  1. In accordance with our recent conversations, this letter (the "Agreement") will confirm the understanding that Regency Capital Partners, L.L.C. ("Regency") will be pleased to introduce Cirond Corporation (the "Company") products and services ("Company Products") to the entities set forth in the attached Schedule A (the "Prospects"), which schedule may be amended from time to time, and to refer certain Prospects to the Company.

  2. In payment for services rendered and to be rendered hereunder by Regency, the Company agrees to pay Regency compensation in accordance with the following terms:

              a. The Company shall pay to Regency a monthly cash retainer fee in the amount of $25,000 per month, due and payable on the date of this Agreement and on the first day of each subsequent month through the Termination Date (as defined in paragraph 9) (the "Retainer Fee").

              b. Within ten (10) days after the end of each month during the term of this Agreement or within 180 days after the Termination Date (as defined in paragraph 9) in which any Prospect enters into an agreement with the Company, whether a written contract or other customary agreement (a "Sales Agreement"), pursuant to which the Company will provide Company Products, the Company shall notify Regency in writing of the Sales Agreement, including the name of the Prospect and the effective date of the applicable Sales Agreement.

Mr. Nicholas R. Miller
Cirond Corporation
October 1, 2004



              c. With respect to each Prospect, the Company shall pay to Regency, within ten (10) days after the end of each month in which the Company receives payment from that Prospect of any funds for Company Products, cash compensation in an amount equal to 20% of Gross Revenues (the "Commission") during the term of any Sales Agreement with that Prospect undertaken during the term of this Agreement or within 180 days after the Termination Date (as defined in paragraph 9), or any renewal(s) or extensions of any such Sales Agreement, where Gross Revenues is defined as the gross revenues received by the Company from the sale of Company Products, less any discounts and refunds.

              d. The Company shall deliver to Regency monthly during the term(s) of any Sales Agreement(s), and any renewals or extensions thereof, a report of the Gross Revenues attributable to each Prospect during the period covered by the report.

  3. The Company will be responsible for all of its out-of-pocket and other expenses in connection with the transactions contemplated by this Agreement. The Company also agrees to reimburse Regency for all reasonable expenses incurred by Regency in connection with the engagement contemplated by this Agreement. Regency will be entitled to reimbursement for all such expenses regardless of whether or not a Sales Agreement is secured. All expenses in excess of $500.00 per month to be approved in advance by the Company. MH N.M.

  4. This Agreement between the Company and Regency is separate and apart from all other compensation agreements and/or obligations which the Company may have with other financial advisors, consultants and/or business broker currently or which may arise while this Agreement or any renewals are binding. The Company acknowledges that Regency may use other agents to assist in introducing Company Products to Prospects and Regency agrees to pay such agents out of the Commissions paid to Regency by the Company.

  5. This Agreement shall be governed by the laws of the State of California, except for the conflict of law provisions of such jurisdiction.

  6. Each of the parties hereto represents that it has the full corporate or limited liability company authority and powers to execute and carry out the terms of this Agreement.

  7. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties, except that the Agreement dated September 10, 2004, between the parties shall remain in full force and effect. This Agreement may not be modified or changed nor may any of its provisions be waived except by a writing signed by all parties.

Mr. Nicholas R. Miller
Cirond Corporation
October 1, 2004


  8. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the obligations and liabilities assumed under this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

  9. This Agreement will terminate on September 30, 2005 (the "Termination Date"), unless extended by mutual written agreement of the parties. Notwithstanding the foregoing, it is understood that the provisions of
         Section 2 will survive any termination.

               If the foregoing correctly sets forth our Agreement and is in accordance with your understanding, please so indicate by signing the copies in the space provided, and returning one copy of this Agreement to us and retaining the second copy in your files.

                                         Very truly yours,

                                         REGENCY CAPITAL PARTNERS, L.L.C.

                                         By:     /s/ Mark D. Hill
                                            ------------------------------------

                                         Name:       Mark D. Hill
                                              ----------------------------------

                                         Title:  Managing Director
                                               ---------------------------------


Confirmed and Agreed To:

CIROND CORPORATION

By:    /s/ Nicholas R. Miller
   ----------------------------------

Name:      Nicholas R. Miller
     --------------------------------

Title:     C.E.O.
      -------------------------------

                        REGENCY CAPITAL PARTNERS, L.L.C.
                                 20 LOWER DRIVE
                          MILL VALLEY, CALIFORNIA 94941
                                  415/381-8836





November 2, 2004


Mr. Nicholas R. Miller
President, Chief Executive Officer and Founder
Cirond Corporation
1999 South Vascom Avenue
Suite 700
Campbell, CA 95008



Dear Nick:

         Reference is made to our agreement dated October 1, 2004, (the "Engagement Agreement") pursuant to which Cirond Corporation (the "Company") retained Regency Capital Partners, L.L.C. ("Regency") to introduce Company products and services ("Company Products") to the persons and entities set forth in Schedule A to the Engagement Agreement (the "Prospects") and to refer certain Prospects to the Company.


         1. The parties hereto agree, pursuant to paragraph 1 of the Engagement Agreement, to amend Schedule A as attached hereto.

         2. All other terms and conditions of the Agreement shall remain in full force and effect as first written, unless specifically modified herein.


                   *       *       *       *       *       *

         If the foregoing correctly sets forth our agreement and is in accordance with your understanding, please so indicate by signing one copy in the space provided, and returning one copy of this Amended Agreement to us.


                                      Very truly yours,

                                      RECENCY CAPITAL PARTNERS, L.L.C.


                                      By:    /s/ Mark D. Hill
                                         ---------------------------------------

                                      Name:      Mark D. Hill
                                           -------------------------------------

                                      Title:        Managing Director
                                            ------------------------------------


Confirmed and Agreed To:

CIROND CORPORATION

By:    /s/ Nicholas Miller
   ---------------------------------

Name:     Nicholas Miller
     -------------------------------

Title:    C.E.O.
      ------------------------------